Amendment No. 9

To

Custodian Services Agreement

This Amendment No. 9 To Custodian Services Agreement (“Amendment No. 9”), dated as of May 1, 2021 (“Effective Date’’), is being entered into by and among The Bank of New York Mellon (the “Custodian”) and each Fund identified on Exhibit A to this Amendment No. 9 on behalf of each of its Portfolios identified on Exhibit A. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Original Agreement (as defined below).

Background

The Custodian and certain of the Funds on behalf of certain of the Portfolios previously entered into the Custodian Services Agreement made as of January 1, 2018 (“Original Agreement”). The parties wish to amend the Original Agreement as set forth in this Amendment No. 9.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Original Agreement. The Original Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to this Amendment No. 9.

2. Adoption of Amended Agreement by New Funds and New Portfolios. Each Fund and each Portfolio of a Fund that has been added to Exhibit A by virtue of this Amendment No. 9 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 9 it becomes and is a party to the Original Agreement as amended by this Amendment No. 9 (“Amended Agreement”) as of the Effective Date, or if the Custodian commenced providing services to the Fund or Portfolio, respectively, prior to the Effective Date, as of the date the Custodian first provided services to such Fund or Portfolio, respectively, (ii) it is bound by all terms and conditions of the Amended Agreement as of such date, and (iii) the duly authorized officer of the Fund or Portfolio identified on the signature page annexed hereto has full power and authority to enter into this Amendment No. 9 on behalf of such Fund or Portfolio.

3. Remainder of Original Agreement. Except as specifically modified by this Amendment No. 9, all terms and conditions of the Original Agreement shall remain in full force and effect.

4. Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 9.

5. Entire Agreement. This Amendment No. 9 constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement with respect to such subject matter.

6. Signatures; Counterparts. The parties expressly agree that this Amendment No. 9 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment No. 9, by a manual signature on a copy of this Amendment No. 9 transmitted by facsimile transmission, by a manual signature on a copy of this Amendment No. 9 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment No. 9 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 9 or of executed signature pages to counterparts of this Amendment No. 9, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 9 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 9.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 9 to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 9 by Electronic Signature, affirms authorization to execute this Amendment No. 9 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 9 and an agreement with its terms.

EACH FUND ON BEHALF OF EACH OF ITS PORTFOLIOS IDENTIFIED ON EXHIBIT A ANNEXED HERETO

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Armando Fernandez
Name:	Armando Fernandez
Title:	Vice President

EXHIBIT A1

(Dated: May 1, 2021)

This Exhibit A, amended and restated effective as of May 1, 2021, is Exhibit A to the Original Agreement, as amended through the Effective Date.

Funds/Portfolios

Open-End Funds

Legg Mason Global Asset Management Trust

BrandywineGLOBAL – Alternative Credit Fund

BrandywineGLOBAL – Diversified US Large Cap Value Fund

BrandywineGLOBAL Dynamic US Large Cap Value Fund

BrandywineGLOBAL – Global Flexible Income Fund

BrandywineGLOBAL – Global High Yield Fund

BrandywineGLOBAL – Global Opportunities Bond Fund

BrandywineGLOBAL – Global Opportunities Bond Fund (USD Hedged)

BrandywineGLOBAL – Global Unconstrained Bond Fund

BrandywineGLOBAL – International Opportunities Bond Fund

ClearBridge International Growth Fund

ClearBridge Small Cap Fund

ClearBridge Value Trust

Martin Currie Emerging Markets Fund

Martin Currie International Unconstrained Equity Fund

Martin Currie SMASh Series EM Fund

QS Global Market Neutral Fund

QS International Equity Fund

QS Strategic Real Return Fund

QS U.S. Small Capitalization Equity Fund

ClearBridge Global Infrastructure Income Fund

Legg Mason Partners Equity Trust

BrandywineGLOBAL – Corporate Credit Fund

BrandywineGLOBAL – High Yield Fund

ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation F und

ClearBridge Dividend Strategy Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

[1]	Note that open-end Funds, closed-end Funds and Cayman Islands Funds should be identified as such in Exhibit A.

ClearBridge Sustainability Leaders Fund

ClearBridge Tactical Dividend Income Fund

QS Conservative Growth Fund

QS Defensive Growth Fund

QS Global Dividend Fund

QS Global Equity Fund

QS Growth Fund

QS Moderate Growth Fund

QS S&P 500 Index Fund

QS U. S. Large Cap Equity Fund

Legg Mason Partners Income Trust

Western Asset Ultra-Short Income Fund

Western Asset California Municipals Fund

Western Asset Corporate Bond Fund

Western Asset Emerging Markets Debt Fund

Western Asset Global High Yield Bond Fund

Western Asset Income Fund

Western Asset Intermediate Maturity California Municipals Fund

Western Asset Intermediate Maturity New York Municipals Fund

Western Asset Intermediate-Term Municipals Fund

Western Asset Managed Municipals Fund

Western Asset Massachusetts Municipals Fund

Western Asset Mortgage Total Return Fund

Western Asset Municipal High Income Fund

Western Asset New Jersey Municipals Fund

Western Asset New York Municipals Fund

Western Asset Oregon Municipals Fund

Western Asset Pennsylvania Municipals Fund

Western Asset Short Duration High Income Fund

Western Asset Short Duration Municipal Income Fund

Western Asset Short-Term Bond Fund

Legg Mason Partners Institutional Trust

Western Asset Institutional Government Reserves

Western Asset Institutional Liquid Reserves

Western Asset Institutional U.S. Treasury Obligations Money Market Fund

Western Asset Institutional U.S. Treasury Reserves

Western Asset Premier Institutional Government Reserves

Western Asset Premier Institutional Liquid Reserves

Western Asset Premier Institutional U.S. Treasury Reserves

Western Asset Select Tax Free Reserves

Western Asset SMASh Series C Fund

Western Asset SMASh Series EC Fund

Western Asset SMASh Series M Fund

Western Asset SMASh Series TF Fund

Western Asset SMASh Series Core Completion Fund

Legg Mason Partners Money Market Trust

Western Asset Government Reserves

Western Asset New York Tax Free Money Market Fund

Western Asset Prime Obligations Money Market Fund

Western Asset Tax Free Reserves

Western Asset U.S. Treasury Reserves

Legg Mason Partners Premium Money Market Trust

Western Asset Premium Liquid Reserves

Western Asset Premium U.S. Treasury Reserves

Legg Mason Partners Variable Equity Trust

ClearBridgc Variable Aggressive Growth Portfolio

ClearBridge Variable Appreciation Portfolio

ClearBridge Variable Dividend Strategy Portfolio

ClearBridgc Variable Large Cap Growth Portfolio

ClearBridge Variable Large Cap Value Portfolio

ClearBridge Variable Mid Cap Portfolio

ClearBridge Variable Small Cap Growth Portfolio

Franklin Templeton Aggressive Model Portfolio (formerly, Legg Mason/QS Aggressive Model Portfolio)

Franklin Templeton Conservative Model Portfolio (formerly, Legg Mason/QS Conservative Model Portfolio)

Franklin Templeton Moderate Model Portfolio (formerly, Legg Mason/QS Moderate Model Portfolio)

Franklin Templeton Moderately Aggressive Model Portfolio (formerly, Legg Mason/QS Moderately Aggressive Model Portfolio)

Franklin Templeton Moderately Conservative Model Portfolio (formerly, Legg Mason/QS Moderately Conservative Model Portfolio)

QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

QS Variable Conservative Growth

QS Variable Growth

QS Variable Moderate Growth

Legg Mason Partners Variable Income Trust

Western Asset Core Plus VIT Portfolio

Western Asset Variable Global High Yield Bond Portfolio

Master Portfolio Trust

Government Portfolio

Liquid Reserves Portfolio

Tax Free Reserves Portfolio

U.S. Treasury Obligations Portfolio

U.S. Treasury Reserves Portfolio

Western Asset Funds, Inc.

Western Asset Core Bond Fund

Western Asset Core Plus Bond Fund

Western Asset High Yield Fund

Western Asset Inflation Indexed Plus Bond Fund

Western Asset Intermediate Bond Fund

Western Asset Macro Opportunities Fund

Western Asset Total Return Unconstrained Fund

Open-End Funds (ETFs)

Legg Mason ETF Investment Trust

BrandywineGLOBAL - Global Total Return ETF

ClearBridge All Cap Growth ETF

ClearBridge Dividend Strategy ESG ETF

ClearBridge Large Cap Growth ESG ETF

Legg Mason Emerging Markets Low Volatility High Dividend ETF

Legg Mason Global Infrastructure ETF

Legg Mason International Low Volatility High Dividend ETF

Legg Mason Low Volatility High Dividend ETF

Legg Mason Small-Cap Quality Value ETF

Western Asset Short Duration Income ETF

Western Asset Total Return ETF

ActiveShares® ETF Trust

ClearBridge Focus Value ETF

Closed-End Funds

Clarion Partners Real Estate Income Fund Inc.

ClearBridge MLP and Midstream Fund Inc.

ClearBridge Energy Midstream Opportunity Fund Inc.

ClearBridge Energy MLP and Midstream Total Return Fund Inc.

BrandywineGLOBAL-Global Income Opportunities Fund Inc.

LMP Capital and Income Fund Inc.

Western Asset Corporate Loan Fund Inc.

Western Asset Diversified Income Fund*

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Investment Grade Income Fund Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Middle Market Debt Fund Inc.

Western Asset Middle Market Income Fund Inc.

Western Asset Mortgage Opportunity Fund Inc.

Western Asset Municipal Defined Opportunity Trust Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Premier Bond Fund

Western Asset Variable Rate Strategic Fund Inc.

Western Asset Inflation-Linked Opportunities & Income Fund

Western Asset Inflation-Linked Income Fund

Cayman Island Funds

Western Asset Government Money Market Fund, Ltd.

Western Asset Institutional Cash Reserves, Ltd.

Western Asset Institutional Liquid Reserves, Ltd.

Western Asset Premier Institutional Liquid Reserves, Ltd.

Western Asset U.S. Treasury Obligations Money Market Fund, Ltd.

Western Asset U.S. Treasury Reserves, Ltd.

Cayman Island Funds (CFCs)

Alternative Core Fund, Ltd.

Real Return Fund, Ltd.

Western Asset Inflation-Linked Opportunities & Income Fund CFC

Western Asset Inflation-Linked Income Fund CFC

*	Added to Exhibit as of the Effective Date